UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report : Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Wesbanco, Inc. (the "Company") issued a press release announcing an increase in the quarterly cash dividend rate to be paid to its shareholders to $0.37 per common share from the previous quarterly dividend rate of $0.36 per common share, or a 2.8% increase. The increased dividend will be payable on January 2, 2025 to shareholders of record on December 6, 2024. The press release announcing the increase in the quarterly cash dividend is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company has filed with the SEC a Registration Statement on Form S-4 (File No. 333-282519) (the “Registration Statement”) that includes a joint proxy statement of Premier Financial and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective by the SEC on October 28, 2024. SHAREHOLDERS OF THE COMPANY, SHAREHOLDERS OF PREMIER FINANCIAL AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus will be mailed to shareholders of the Company and shareholders of Premier Financial prior to the respective shareholder meetings, which are both scheduled for December 11, 2024. In addition, the Registration Statement on Form S-4, which includes the Joint Proxy Statements/Prospectus, and other related documents filed by the Company or Premier with the SEC may be obtained for free at the SEC’s website at www.sec.gov, and from either the Company’s or Premier Financial’s website at www.wesbanco.com or www.premierfincorp.com, respectively.

No Offer or Solicitation

This filing is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Participants in the Solicitation

The Company and Premier Financial and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company and Premier Financial in connection with the proposed Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2024 annual meeting of shareholders, as filed with the SEC on March 13, 2024. Information about the directors and executive officers of Premier Financial is set forth in the proxy statement for Premier Financial’s 2024 annual meeting of shareholders, as filed with the SEC on March 18, 2024. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of the respective shareholders of the Company or Premier Financial in connection with the proposed Merger is included in the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC, the Company or Premier Financial using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

THE RESPECTIVE SHAREHOLDERS OF THE COMPANY AND PREMIER FINANCIAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 - Wesbanco, Inc press release announcing the quarterly cash dividend rate increase dated November 20, 2024.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	November 20, 2024	By:	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Senior Executive Vice President and Chief Financial Officer